UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

ABVC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (510) 668-0881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

ABVC BioPharma, Inc. (the “Company”) entered into a Collaborative Agreement with BioLite, Inc., a company incorporated under the laws of Taiwan, and a subsidiary of the Company, (“BioLite”) on December 29, 2015, and then entered into two addendums to such agreement (as amended and revised, (the “Agreement”). The majority shareholder of BioLite is one of the Company’s subsidiaries, Mr. Jiang, the Company’s Chairman is a director of BioLite and Dr. Jiang, the Company’s Chief Strategy Officer and a director, is the Chairman of BioLite.

Pursuant to the Agreement, the Company acquired the sole licensing rights to develop and commercialize for therapeutic purposes six compounds from BioLite. In accordance with the terms of the Agreement, the Company shall pay BioLite (i) milestone payments of up to $100 million in cash and equity of the Company or equity securities owned by it at various stages on a schedule dictated by BioLite’s achievements of certain milestones, as set forth in the Agreement (the “Milestone Payments”) and (ii) a royalty payment equal to 5% of net sales of the drug products when ABV-1501 is approved for sale in the licensed territories. If BioLite fails to reach any of the milestones in a timely manner, it may not receive the rest of the payments from the Company. According to the Agreement, after Phase II clinical trials are completed, 15% of the Milestone Payment becomes due and shall be paid in two stages: (i) 5% no later than December 31, 2021 (the “December 2021 Payment”) and (ii) 10% no later than December 31, 2022.  On February 12, 2022, the Company’s Board of Directors determined that the December 2021 Payment, which is equal to $5,000,000, shall be paid via the cancellation of certain outstanding debt, in the amount of $5,000,000, that BioLite owes the Company as of December 31, 2021. On February 22, 2022, the parties entered into an amendment to the Agreement allowing the Company to make all payments due under the Agreement via the forgiveness of debt, in equal value, owed by BioLite to the Company.

This was a related party transaction and was conducted at arm’s length. In addition to the Company’s board of directors approving the modification of terms of the Agreement, the Company’s audit committee approved them too . The Board believes it is in the Company’s best interest to cancel outstanding debt and apply it to the December 2021 Payment.

Following such approval, the Company and BioLite entered into an amendment to the Agreement reflecting the modified payment method (the “Amendment”).

A copy of the Agreement and Amendment is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits

10.1	Collaboration Agreement (1)
10.2	Addendum to Collaboration Agreement (2)
10.3	Addendum to Collaboration Agreement (Filed Herewith)
10.4	Amendment to the Collaboration Agreement (Filed Herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)	Incorporated by reference to Exhibit 10.2 the Company’s Current Report on Form 8-K, filed on February 16, 2016.
(2)	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on February 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABVC BioPharma, Inc.

February 22, 2022	By:	/s/ Howard Doong
Howard Doong
Chief Executive Officer